Exhibit 99.1

Contact: Dan Cravens

480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS FIRST QUARTER PROFIT

Record profit excluding special items of $55 million

Highlights of US Airways Group, Inc.’s (the Company) first quarter 2013 results:

•	First quarter net profit excluding net special items was a record $55 million, or $0.31 per diluted share. This compares to a first quarter 2012 net loss excluding net special items of $22 million, or ($0.13) per share.

•	Announced a merger agreement with AMR Corporation on February 14 to create the new American Airlines. The new American will offer more than 6,700 daily flights to 336 destinations in 56 countries around the world and is expected to generate more than $1 billion of revenue and cost synergies by 2015. Integration planning is underway and the companies expect to close the transaction in the third quarter.

TEMPE, Ariz., April 23, 2013 — US Airways Group, Inc. (NYSE: LCC) today reported its first quarter 2013 financial results. For the first quarter 2013, net profit excluding net special items was a record $55 million, or $0.31 per diluted share. Net loss excluding net special items for the first quarter 2012 was $22 million, or ($0.13) per share.

On a GAAP basis, the Company reported a net profit of $44 million for its first quarter 2013, or $0.26 per diluted share, compared to a net profit of $48 million, or $0.28 per diluted share, for the same period in 2012. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of GAAP financial information to non-GAAP financial information.

US Airways Group, Inc. Chairman and CEO Doug Parker stated, “We are extremely pleased to produce these record first quarter results. Our 32,000 hard-working team members continue to run a safe and reliable airline for our customers. These outstanding results are the product of their efforts and provide a solid foundation as we plan for combining with American Airlines.

“Looking forward, our integration planning work with American is going well and we continue to expect that the merger will close in the third quarter of this year. The entire US Airways team is looking forward to working with our colleagues at American to build the premier global airline.”

Revenue and Cost Comparisons

A strong demand environment and record passenger load factors led to record revenue performance. Total revenues in the first quarter were $3.4 billion, up 3.5 percent versus the first quarter 2012 on a 1.3 percent increase in total available seat miles (ASMs). Total revenue per ASM was a record 15.78 cents, up 2.2 percent versus the same period last year, driven by a 2.4 point increase in passenger load factor.

Total operating expenses in the first quarter were $3.3 billion, up 2.2 percent over the same period last year. Mainline cost per available seat mile (CASM) was 13.82 cents, up 1.8 percent on a 1.4 percent increase in mainline ASMs. Excluding special items, fuel and profit sharing, mainline CASM was 8.77 cents, up 0.7 percent versus the same period last year. Express CASM excluding special items and fuel was 15.12 cents, down 1.3 percent on a 0.8 percent increase in ASMs.

Liquidity

As of March 31, 2013, the Company had $2.9 billion in total cash and investments, of which $352 million was restricted, up from $2.7 billion, of which $336 million was restricted on December 31, 2012.

On April 10, the Company launched and priced an offering of 2013-1 Class A and Class B enhanced equipment trust certificates (EETCs) in the aggregate face amount of approximately $820 million. The proceeds from the offering will be used to finance its purchase of 18 Airbus aircraft scheduled to be delivered from September 2013 to June 2014. The transaction is expected to close on April 24, 2013.

As a result of the above mentioned EETC transaction, the Company has secured financing commitments for all of its aircraft deliveries to June 2014.

US Airways’ Chief Financial Officer Derek Kerr stated, “We are extremely pleased with the results of our recent EETC financing transaction. Thanks to our strong financial and operational performance, along with our strategic positioning, we were able to obtain the lowest fixed rate financing on an EETC issued by a major airline since 2003.”

Special Items

The Company recognized approximately $11 million of net special charges in the first quarter. Operating special charges totaled $41 million and primarily included costs related to the merger and the ratification of the US Airways flight attendant collective bargaining agreement. In addition, the Company recognized a $30 million non operating special credit in connection with an award received in an arbitration related to previous investments in auction rate securities.

Merger with American

On February 14, US Airways announced that it had reached a definitive merger agreement with AMR Corporation to create the new American Airlines. The new American will have a robust global network, a strong financial foundation, and is expected to generate more than $1 billion in annual synergies by 2015. The Companies presently expect the transaction to close in the third quarter.

Notable Accomplishments

Marketing and Customer Enhancements

•	Began new daily, non-stop service between its largest hub in Charlotte, N.C. and London’s preferred business airport, Heathrow. The daily flight will supplement the airline’s existing daily service between its international gateway in Philadelphia and Heathrow, and replaces its service between Charlotte and London’s Gatwick airport.

•	Introduced two new choices to DineFresh, its premium meal option for customers flying in Economy to Europe, the Middle East and South America. Since the program’s inception in August 2012, US Airways remains the only U.S.-based carrier to deliver a premium meal option for customers traveling internationally to or from the United States in Economy.

•	Announced new non-stop, daily year-round service from its international gateway in Philadelphia to Salt Lake City on June 8. The new service will give customers in Salt Lake City one-stop access to destinations throughout the East Coast, Europe, the Middle East and the Caribbean.

People

•	The airline’s employees earned approximately $6 million in profit sharing for the first quarter results and an additional $4 million in operational incentive payouts through February.

•	Honored 64 employees for their more than 45 years of service with US Airways (pilots were honored for 40 years) at the airline’s service anniversary dinner.

•	Selected 51 employees to receive the fourth quarter Chairman’s Award, US Airways’ most prestigious honor.

•	Awarded ten employees $10,000 each for providing exceptional service to customers through the airline’s “Above & Beyond” program. The “Above & Beyond” program recognizes employees who provide exceptional service to the airline’s customers and fellow employees. Since launching the program in 2006, the airline has received more than 300,000 A&B coupons and has awarded nearly $7.3 million to more than 9,000 employees.

•	Announced that its 6,800 flight attendants, represented by the Association of Flight Attendants – CWA (AFA), ratified a new contract that provides immediate pay increases and includes support for the merger of US Airways and American Airlines.

•	Announced that its pilots represented by the Air Line Pilots Association (ALPA), at both wholly owned Express carriers, PSA Airlines and Piedmont Airlines, have voted to ratify new five-year collective bargaining agreements.

Other Notable Accomplishments

•

Announced that the Company has received FAA certification on its wide-body Airbus A330 aircraft for SafeRoute®, a cornerstone navigation computer software system for the FAA’s NextGen airspace redesign program.

•	Announced that the US Airways Education Foundation will award $270,000 in grants this year to nonprofit organizations in the airline’s hub cities of Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Grants will be awarded to children’s educational programs aimed to increase academic achievement for those they serve. Since 1992, the US Airways Education Foundation has awarded nearly $4.9 million in scholarships and grants.

•	Announced that its Community Foundation awarded a total of $125,000 in grants to Arizona Opera and Ballet Arizona to assist in facilities renovation.

Analyst Conference Call/Webcast Details

US Airways will conduct a live audio webcast of its earnings call today at 12:30 p.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under the Company Info >>Investor Relations tab. An archive of the call/webcast will be available in the Investor Relations portion of the website through May 23.

2013 Investor Guidance

The Company will provide its investor relations guidance on its website (www.usairways.com) immediately following its 12:30 p.m. ET conference call. The Company typically provides guidance related to cost per available seat mile (CASM) excluding special charges, fuel and profit sharing, fuel prices, other revenues and estimated interest expense/income on its investor relations update page on its web site. This update will also include the airline’s capacity, fleet plan and estimated capital spending for the remainder of 2013.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,100 flights per day and serves 198 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,329 airports in 194 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCF)

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: failure of a proposed transaction to be implemented; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between AMR Corporation (“AMR”) and US Airways Group, Inc. (“US Airways”) will be submitted to the stockholders of US Airways for their consideration. AMR has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a preliminary proxy statement of US Airways that also constitutes a prospectus of AMR. US Airways expects to file with the SEC a definitive proxy statement on Schedule 14A, and AMR and US Airways also plan to file other documents with the SEC regarding the proposed transaction. Investors and security holders of US Airways are urged to read the PRELIMINARY proxy statement/prospectus and other relevant documents that will be filed with the SEC (including the definitive proxy statement/PROSPECTUS) carefully and in their entirety when they become available because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and other documents containing important information about AMR and US Airways (including the definitive proxy statement/prospectus), once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways, when and if available, can be obtained free of charge on US Airways’ website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR, when and if available, can be obtained free of charge on AMR’s website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.

US Airways, AMR and certain of their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of US Airways in connection with the proposed transaction. Information about the directors and executive officers of US Airways is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 16, 2013, and the preliminary proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on April 15, 2013. Information about the directors and executive officers of AMR is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 16, 2013, and the preliminary proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on April 15, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement/prospectus and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

US Airways Group, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended March 31,		Percent
	2013	2012	Change

Operating revenues:
Mainline passenger	$2,197	$2,117	3.8
Express passenger	758	764	(0.8)
Cargo	41	40	3.0
Other	384	345	11.1

Total operating revenues	3,380	3,266	3.5

Operating expenses:
Aircraft fuel and related taxes	861	859	0.2
Salaries and related costs	636	606	5.0
Express expenses:
Fuel	271	277	(2.1)
Other	524	525	(0.3)
Aircraft rent	154	162	(4.8)
Aircraft maintenance	166	163	1.5
Other rent and landing fees	143	140	2.2
Selling expenses	113	111	1.6
Special items, net	39	3	nm
Depreciation and amortization	67	61	9.7
Other	303	300	0.9

Total operating expenses	3,277	3,207	2.2

Operating income	103	59	74.8

Nonoperating income (expense):
Interest income	—	—	27.7
Interest expense, net	(84)	(82)	2.2
Other, net	25	71	(64.7)

Total nonoperating expense, net	(59)	(11)	nm

Income before income taxes	44	48	(7.8)

Income tax provision	—	—	nm

Net income	$44	$48	(8.3)

Earnings per common share
Basic	$0.27	$0.30

Diluted	$0.26	$0.28

Shares used for computation (in thousands):
Basic	162,902	162,130

Diluted	206,748	201,814

Note: Percent change may not recalculate due to rounding.

US Airways Group, Inc.

Operating Statistics

	3 Months Ended March 31,
	2013	2012	Change

Mainline
Revenue passenger miles (millions)	14,885	14,300	4.1%
Available seat miles (ASM) (millions)	17,961	17,718	1.4%
Passenger load factor (percent)	82.9	80.7	2.2	pts
Yield (cents)	14.76	14.80	(0.3)%
Passenger revenue per ASM (cents)	12.23	11.95	2.4%

Passenger enplanements (thousands)	13,510	13,286	1.7%
Departures (thousands)	112	115	(2.3)%
Aircraft at end of period	346	340	1.8%

Block hours (thousands)	300	299	0.3%
Average stage length (miles)	984	954	3.1%
Average passenger journey (miles)	1,620	1,606	0.9%
Fuel consumption (gallons in millions)	266	264	0.7%
Average aircraft fuel price including related taxes (dollars per gallon)	3.24	3.26	(0.6)%
Full-time equivalent employees at end of period	32,138	31,186	3.1%

Operating cost per ASM (cents)	13.82	13.57	1.8%
Operating cost per ASM excluding special items (cents)	13.60	13.56	0.3%
Operating cost per ASM excluding special items and fuel (cents)	8.81	8.71	1.1%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.77	8.71	0.7%

Express*
Revenue passenger miles (millions)	2,604	2,459	5.9%
Available seat miles (millions)	3,456	3,429	0.8%
Passenger load factor (percent)	75.4	71.7	3.7	pts
Yield (cents)	29.11	31.06	(6.3)%
Passenger revenue per ASM (cents)	21.94	22.28	(1.6)%

Passenger enplanements (thousands)	6,650	6,536	1.7%
Aircraft at end of period	282	288	(2.1)%
Fuel consumption (gallons in millions)	84	84	(0.2)%
Average aircraft fuel price including related taxes (dollars per gallon)	3.23	3.29	(1.8)%

Operating cost per ASM (cents)	23.00	23.39	(1.7)%
Operating cost per ASM excluding special items (cents)	22.96	23.39	(1.9)%
Operating cost per ASM excluding special items and fuel (cents)	15.12	15.33	(1.3)%

Total Mainline & Express
Revenue passenger miles (millions)	17,489	16,759	4.4%
Available seat miles (millions)	21,417	21,147	1.3%
Passenger load factor (percent)	81.7	79.3	2.4	pts
Yield (cents)	16.89	17.19	(1.7)%
Passenger revenue per ASM (cents)	13.80	13.62	1.3%
Total revenue per ASM (cents)	15.78	15.45	2.2%

Passenger enplanements (thousands)	20,160	19,822	1.7%
Aircraft at end of period	628	628	—%
Fuel consumption (gallons in millions)	350	348	0.5%
Average aircraft fuel price including related taxes (dollars per gallon)	3.24	3.27	(0.9)%

Operating cost per ASM (cents)	15.30	15.17	0.9%
Operating cost per ASM excluding special items (cents)	15.11	15.16	(0.3)%
Operating cost per ASM excluding special items and fuel (cents)	9.83	9.78	0.4%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.80	9.78	0.1%

*	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Republic Airlines, Mesa Airlines, Air Wisconsin Airlines, Chautauqua Airlines and SkyWest Airlines.

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and express CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

	3 Months Ended March 31,
	2013	2012
Reconciliation of Net Income (Loss) Excluding Special Items	(In millions, except share and per share amounts)

Net income as reported	$44	$48
Special items:
Special items, net (1)	39	3
Express operating special items, net	2	—
Nonoperating special items, net (2)	(30)	(73)

Net income (loss) as adjusted for special items	$55	$(22)

Reconciliation of Basic and Diluted Earnings (Loss) Per Share As	3 Months Ended March 31,
Adjusted for Special Items	2013	2012

Net income (loss) as adjusted for special items	$55	$(22)

Shares used for computation (in thousands):
Basic	162,902	162,130

Diluted	206,748	162,130

Earnings (loss) per share as adjusted for special items:
Basic	$0.34	$(0.13)

Diluted (3)	$0.31	$(0.13)

	3 Months Ended March 31,
Reconciliation of Operating Income Excluding Special Items	2013	2012

Operating income as reported	$103	$59

Special items:
Special items, net (1)	39	3
Express operating special items, net	2	—

Operating income as adjusted for special items	$144	$62

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended March 31,
Items, Fuel and Profit Sharing - Mainline only	2013	2012

Total operating expenses	$3,277	$3,207
Less express expenses:
Fuel	(271)	(277)
Other	(524)	(525)

Total mainline operating expenses	2,482	2,405

Special items, net (1)	(39)	(3)

Mainline operating expenses, excluding special items	2,443	2,402

Aircraft fuel and related taxes	(861)	(859)

Mainline operating expenses, excluding special items and fuel	1,582	1,543

Profit sharing	(6)	—

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,576	$1,543

(In cents)
Mainline operating expenses per ASM	$13.82	$13.57

Special items, net per ASM (1)	(0.22)	(0.01)

Mainline operating expenses per ASM, excluding special items	13.60	13.56

Aircraft fuel and related taxes per ASM	(4.79)	(4.85)

Mainline operating expenses per ASM, excluding special items and fuel	8.81	8.71

Profit sharing per ASM	(0.03)	—

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.77	$8.71

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended March 31,
Items and Fuel—Express only	2013	2012

Total express operating expenses	$795	$802

Express operating special items, net	(2)	—

Express operating expenses, excluding special items	793	802

Aircraft fuel and related taxes	(271)	(277)

Express operating expenses, excluding special items and fuel	$522	$525

(In cents)
Express operating expenses per ASM	$23.00	$23.39

Express operating special items, net per ASM	(0.05)	—

Express operating expenses per ASM, excluding special items	22.96	23.39

Aircraft fuel and related taxes per ASM	(7.84)	(8.06)

Express operating expenses per ASM, excluding special items and fuel	$15.12	$15.33

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended March 31,
Items, Fuel and Profit Sharing—Total Mainline and Express	2013	2012

Total operating expenses	$3,277	$3,207

Special items:
Special items, net (1)	(39)	(3)
Express operating special items, net	(2)	—

Total operating expenses, excluding special items	3,236	3,204

Fuel:
Aircraft fuel and related taxes—mainline	(861)	(859)
Aircraft fuel and related taxes—express	(271)	(277)

Total operating expenses, excluding special items and fuel	2,104	2,068

Profit sharing	(6)	—

Total operating expenses, excluding special items, fuel and profit sharing	$2,098	$2,068

(In cents)
Total operating expenses per ASM	$15.30	$15.17

Special items per ASM:
Special items, net (1)	(0.18)	(0.01)
Express operating special items, net	(0.01)	—

Total operating expenses per ASM, excluding special items	15.11	15.16

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(4.02)	(4.06)
Aircraft fuel and related taxes—express	(1.26)	(1.31)

Total operating expenses per ASM, excluding special items and fuel	9.83	9.78

Profit sharing per ASM	(0.03)	—

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.80	$9.78

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

1)	The 2013 first quarter primarily consisted of merger related costs and charges related to the ratification of the US Airways flight attendant collective bargaining agreement.
2)	The 2013 first quarter consisted of a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities. The 2012 first quarter consisted of a $73 million gain related to the slot transaction with Delta Air Lines, Inc.
3)	The 2013 first quarter diluted EPS excludes $9 million of interest, net of profit sharing, related to the Company’s 7.25% convertible notes.

US Airways Group, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets

Current assets
Cash, cash equivalents and investments in marketable securities	$2,528	$2,376
Accounts receivable, net	490	298
Materials and supplies, net	335	300
Prepaid expenses and other	715	608

Total current assets	4,068	3,582

Property and equipment
Flight equipment	5,453	5,188
Ground property and equipment	1,032	1,005
Less accumulated depreciation and amortization	(1,795)	(1,733)

	4,690	4,460
Equipment purchase deposits	269	244

Total property and equipment	4,959	4,704

Other assets
Other intangibles, net	534	539
Restricted cash	352	336
Other assets	234	235

Total other assets	1,120	1,110

Total assets	$10,147	$9,396

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$1,616	$417
Accounts payable	389	366
Air traffic liability	1,537	1,054
Accrued compensation and vacation	198	258
Accrued taxes	267	181
Other accrued expenses	1,095	1,027

Total current liabilities	5,102	3,303

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	3,278	4,376
Deferred gains and credits, net	281	290
Employee benefit liabilities and other	645	637

Total noncurrent liabilities and deferred credits	4,204	5,303

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,141	2,134
Accumulated other comprehensive loss	(7)	(7)
Accumulated deficit	(1,295)	(1,339)

Total stockholders’ equity	841	790

Total liabilities and stockholders’ equity	$10,147	$9,396